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                                                                     EXHIBIT 3.8

                                AMENDMENT NO. 3
                                       TO
             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                     OF AMERICAN REAL ESTATE PARTNERS, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

    Amendment No. 3 (the, 'Amendment') dated May 9, 2002 to the Amended and Restated Agreement of Limited Partnership (the 'Partnership Agreement') of American Real Estate Partners, L.P. (the 'Partnership'), dated as of May 12, 1987, by and among American Property Investors, Inc., a Delaware corporation, as general partner (the 'General Partner'), and all other persons and entities who are or shall in the future become limited partners (the 'Limited Partners') of the Partnership. Except as otherwise indicated, all capitalized terms used herein have the meaning ascribed to such terms in the Partnership Agreement.

                                    WITNESSETH:

    WHEREAS, the Partnership desires to amend the Partnership Agreement to include the applicability of the New Jersey Casino Control Act;

    NOW, THEREFORE, the parties hereby agree as follows:

    1. The Partnership Agreement is hereby amended to add the following Section 16.16;

        '16.16. New Jersey Casino Control Act

        This Agreement will be deemed to include all provisions required by the New Jersey Casino Control Act and the regulations thereunder and to the extent that anything contained in this Agreement is inconsistent with the Casino Control Act, the provisions of the Casino Control act shall govern. All provisions of the Casino Control Act, to the extent required by law, to be included in this Agreement, or incorporated herein by references are fully stated in this Agreement.

        Any securities of the Partnership are held, subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission pursuant to the provisions of the Casino Control Act, such holder shall dispose of his interest in the Partnership in accordance with the Casino Control Act.'

    2. Except as expressly amended hereby, all other provisions of the Partnership Agreement shall continue in full force and effect.

    3. This Amendment shall become effective as of the date hereof upon its execution by all parties hereto.

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    IN WITNESS WHEREOF, the undersigned have evidenced their adoption and ratification of the foregoing Amendment to the Partnership Agreement and have duly executed this Amendment or have caused this Amendment to be duly executed on their behalf, as of the 9th day of May, 2002.

                                          General Partner
                                          AMERICAN PROPERTY INVESTORS INC.

                                          By:       /s/ JOHN P. SALDARELLI
                                              ..................................
                                             Name: John P. Saldarelli
                                             Title:  Vice President

                                          Limited Partners
                                          By: AMERICAN PROPERTY INVESTORS, INC.
                                             (Attorney-in-Fact)

                                          By:       /s/ JOHN P. SALDARELLI
                                              ..................................
                                             Name: John P. Saldarelli
                                             Title:  Vice President

  [Signature Page to Amendment No. 3 of the Amended and Restated Agreement of
          Limited Partnership of American Real Estate Partners, L.P.]

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